Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "AEP TEXAS CENTRAL TRANSITION FUNDING III LLC", FILED IN THIS OFFICE ON THE FIFTH DAY OF JANUARY, A.D. 2012, AT 2:56 O'CLOCK P.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:56 PM 01/05/2012
FILED 02:56 PM 01/05/2012
SRV 120015512 - 5091514 FILE

CERTIFICATE OF FORMATION

OF

AEP TEXAS CENTRAL TRANSITION FUNDING III LLC

This Certificate of Formation ofAEP Texas Central Transition Funding III LLC (the "LLC"), dated as of January 5, 2012, is being duly executed and filed by Renee V. Hawkins, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.),

FIRST.  The name of the limited liability company formed hereby is AEP Texas Central Transition Funding III LLC,

SECOND.  The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801,

THIRD.  The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801,

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Renee V. Hawkins
Name: Renee V. Hawkins
Title: Authorized Person